Exhibit 99.1

FOR IMMEDIATE RELEASE

First Commonwealth Announces Record Fourth Quarter and Full Year 2022 Revenue; Declares Quarterly Dividend
Indiana, PA, January 24, 2023 - First Commonwealth Financial Corporation (NYSE: FCF) today announced financial results for the fourth quarter and full year of 2022.

Financial Summary

(dollars in thousands,	For the Three Months Ended			For the Years Ended
except per share data)	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Reported Results
Net income	$35,733	$33,968	$34,776	$128,181	$138,257
Diluted earnings per share	$0.38	$0.36	$0.37	$1.37	$1.44
Return on average assets	1.47%	1.41%	1.45%	1.34%	1.47%
Return on average equity	13.61%	12.67%	12.36%	11.99%	12.55%

Operating Results (non-GAAP)(1)
Core net income	$36,750	$34,353	$34,753	$129,561	$138,518
Core diluted earnings per share	$0.39	$0.37	$0.37	$1.38	$1.45
Core pre-tax pre-provision net revenue	$55,289	$48,860	$40,868	$183,038	$171,771
Provision expense	$9,120	$5,923	($2,729)	$21,106	($1,376)
Net charge-offs	$2,014	$2,461	($1,064)	$7,137	$8,410
Reserve build/(release)(2)	$6,813	$2,490	($1,663)	$10,384	($8,787)
Core return on average assets (ROAA)	1.51%	1.43%	1.45%	1.35%	1.47%
Core pre-tax pre-provision ROAA	2.28%	2.03%	1.71%	1.91%	1.83%
Return on average tangible common equity	19.77%	18.28%	17.56%	17.30%	17.95%
Core return on average tangible common equity	20.32%	18.48%	17.55%	17.49%	17.98%
Core efficiency ratio	50.00%	54.06%	57.06%	54.59%	54.69%
Net interest margin (FTE)	3.99%	3.76%	3.23%	3.58%	3.26%
(1)Core operating results are a non-GAAP measure used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. A full reconciliation of non-GAAP financial measures can be found at the end of the financial statements which accompany this release.
(2)Reserve build/(release) represents the net change in the Company's allowance for credit losses (ACL) from the prior period.

Fourth Quarter 2022 Highlights
•Net income of $35.7 million and diluted earnings per share totaled $0.38, an increase of $1.8 million, or $0.02 per share from the previous quarter and an increase of $1.0 million, or $0.01 per share from the fourth quarter of 2021

•Record core pre-tax pre-provision net revenue (PPNR)(1) totaled $55.3 million, an increase of $6.4 million from the previous quarter and an increase of $14.4 million from the fourth quarter of 2021
•Total loans increased $291.3 million, or 15.7% annualized, from the previous quarter, driven by broad-based growth in nearly all commercial and consumer categories
◦Average loans increased $229.6 million, or 12.5% annualized, from the previous quarter
•Record net interest income (FTE) of $88.3 million increased $5.7 million from the previous quarter and $17.8 million from the fourth quarter of 2021
•Noninterest income of $24.3 million decreased $1.6 million from the previous quarter due to a $1.6 million decrease in commercial swap fee income
•Noninterest expense (excluding $1.3 million of merger and COVID-19 related expenses) of $57.0 million decreased $2.4 million from the previous quarter
•Average deposits decreased $75.2 million, or 3.7% annualized, compared to the prior quarter
•Total shareholders’ equity increased $29.5 million from the previous quarter due to a $24.5 million increase in retained earnings and a $4.6 million increase in accumulated other comprehensive income (AOCI)
•Tangible book value per share grew 16.7% annualized compared to the prior quarter
•The Bank was named the #1 Small Business Association (SBA) lender in the SBA’s designated Pittsburgh District for the second consecutive year and ranked #2 overall in the state of Pennsylvania
Profitability
•Core return on average assets (ROAA) improved eight basis points to 1.51% compared to the previous quarter
•Core pre-tax pre-provision ROAA(1) for the quarter ended December 31, 2022 was 2.28% as compared to 2.03% in the prior quarter and 1.71% in the fourth quarter of 2021
•The net interest margin of 3.99% increased 23 basis points from the prior quarter and increased 76 basis points from the fourth quarter of 2021
•The core efficiency ratio(1) of 50.00% decreased 406 basis points from the previous quarter and decreased 706 basis points from the fourth quarter of 2021
Strong capital position
•Bank-level Tier 1 Capital ratio of 11.3%, which represents $261.5 million in excess capital above the regulatory “well capitalized” requirement of 8.0%
•There were no shares repurchased during the fourth quarter of 2022. The remaining repurchase capacity under the current program was $5.9 million as of December 31, 2022
Asset quality
•The provision for credit losses was $9.1 million, an increase of $3.2 million compared to the previous quarter due primarily to additional reserves associated with the $291.3 million increase in loans during the fourth quarter of 2022
•The allowance for credit losses as a percentage of end-of-period loans was 1.35% compared to 1.31% in the previous quarter

•Total criticized loans decreased $6.4 million from the previous quarter
•Net charge-offs on loans totaled $2.0 million, a decrease of $0.4 million from the previous quarter
◦Net charge-offs as a percentage of average loans outstanding (excluding PPP loans, annualized) were 0.11% in the fourth quarter of 2022 as compared to 0.13% in the previous quarter

Full Year 2022 Highlights
Franchise Growth
•On August 30, 2022, the Company announced its planned expansion into Central and Eastern Pennsylvania with the acquisition of Centric Financial Corporation (OTCPK: CFCX). The legal close of this transaction is expected to be completed on January 31, 2023
•Total loans grew $863.2 million, or 12.7% compared to the prior year (excluding Paycheck Protection Program “PPP” loans)
•Average deposits grew $190.1 million, or 2.4% compared to the prior year, including $128.1 million, or 5.0%, in average noninterest-bearing deposits
▪End of period deposits grew $23.0 million, or 0.3% compared to the prior year, including $11.7 million, or 0.4%, in average noninterest-bearing deposits
Earnings
•For the year ended December 31, 2022, net income was $128.2 million, or $1.37 diluted earnings per share
▪Core net income(1) was $129.6 million, or $1.38 diluted earnings per share, compared to $138.5 million, or $1.45 diluted earnings per share in the prior year
◦Record core pre-tax pre-provision income (1) of $183.0 million grew $11.3 million, or 6.6% from the prior year, despite a $20.5 million decrease in PPP income
◦Operating leverage was positive for the year ended December 31, 2022
▪Core revenue(1) grew $27.6 million, or 7.2%, from the prior year despite the aforementioned decrease in PPP revenue
▪Core noninterest expense(1) increased $14.7 million, or 7.0%, from the prior year
Profitability
•The core efficiency ratio(1) improved 10 basis points to 54.59% compared to the prior year
•The return on average assets (ROAA) for the year ended December 31, 2022 was 1.34%
◦Core ROAA(1) for the year ended December 31, 2022 was 1.35% as compared to 1.47% in the prior year
◦Core pre-tax pre-provision ROAA(1) for the year ended December 31, 2022 was 1.91% as compared to 1.83% in the prior year
“Our results for the quarter were strong, resulting in a record 2.28% Core Pre-Tax, Pre-Provision ROAA and a healthy 1.51% Core ROAA,” stated T. Michael Price, President and Chief Executive Officer. “Loans grew by 15.7% annualized in the fourth quarter, with broad-based production in all of our regions as well as our commercial and consumer portfolios.” Price continued, “As we look to the year ahead, we are excited about the integration of Centric Bank into our franchise as well as the opportunities that exist with an enhanced presence in their markets. In addition, our de novo Equipment Finance business is on pace to contribute meaningfully to our growth and augment our commercial lending business. And our ongoing investments in talent, technology and our regional business model continue to position us well – all to the benefit of our clients, employees, communities and shareholders."
Earnings
Net income for the fourth quarter of 2022 was $35.7 million, or $0.38 per share, compared to $34.0 million, or $0.36 per share in the third quarter of 2022 and $34.8 million, or $0.37 per share for the fourth quarter of 2021.
Net income for the year ended December 31, 2022 was $128.2 million, or $1.37 per share, compared to $138.3 million, or $1.44 per share for the same period in 2021.
Net Interest Income and Net Interest Margin
Net interest income (FTE) of $88.3 million increased $5.7 million from the previous quarter and increased $17.8 million from the prior year quarter. The increase from the previous quarter was primarily due to a $7.9 million increase in income on variable and adjustable rate loans, partially offset by a $3.0 million increase in deposit costs.
The net interest margin for the fourth quarter of 2022 was 3.99%, an increase of 23 basis points from the previous quarter and an increase of 76 basis points from the fourth quarter of 2021. Loan yields increased 44 basis points from the previous quarter primarily due to the aforementioned increase in income on variable and adjustable rate loans, and, together with a $229.6 million increase in average loans, more than offset a 15 basis point increase in the cost of deposits and a $162.9 million increase in average short-term borrowings.
Total average deposits decreased $75.2 million in the fourth quarter of 2022 as compared to the previous quarter. A $68.0 million decrease in average interest-bearing demand and savings deposits was partially offset by a $9.4 million increase in time deposits.
Total end-of-period deposits decreased $72.2 million, or 3.5% annualized, from the previous quarter.
Asset Quality
Provision expense in the fourth quarter of 2022 totaled $9.1 million as compared to $5.9 million in the previous quarter. The increase in provision expense during the quarter was primarily driven by strong loan growth that drove a $4.6 million increase in the allowance for credit losses (ACL). The ACL was also impacted by an increase of $3.7 million in reserves due to various inputs such as the forecasted U.S. unemployment rate, the Gross Domestic Product (GDP) forecast and changes in estimated prepayment speeds.
Nonperforming loans totaled $35.5 million, a decrease of $0.2 million from the previous quarter and a decrease of $19.7 million from the fourth quarter of 2021. Nonperforming loans represented 0.46% of total loans (excluding PPP loans) as compared to 0.49% and 0.81% for the periods ended September 30, 2022 and December 31, 2021, respectively.
At December 31, 2022, criticized loans totaled $132.9 million, a decrease of $6.4 million from the previous quarter.
During the fourth quarter of 2022, net charge-offs were $2.0 million as compared to net charge-offs of $2.5 million in the previous quarter and ($1.1) million in the fourth quarter of 2021.
Net charge-offs as a percentage of average loans (excluding PPP, annualized) were 0.11%, 0.13% and (0.06%) for the periods ended December 31, 2022, September 30, 2022 and December 31, 2021, respectively.

Noninterest Income and Noninterest Expense
Noninterest income totaled $24.3 million for the fourth quarter of 2022, as compared to $25.9 million for the third quarter of 2022 and $26.1 million for the fourth quarter of 2021. The $1.6 million decrease from the previous quarter was primarily due to a $1.6 million decrease in commercial swap fee income.
For the year ended December 31, 2022, noninterest income totaled $98.7 million, a decrease of $8.0 million from the prior year. The decrease from the prior year was due to an $8.3 million decrease in gain on sale of Mortgage loans and a $2.0 million decrease in derivative mark-to-market, partially offset by a $2.1 million increase in swap fee income and a $1.7 million increase in service charges on deposit accounts.
Noninterest expense (excluding $1.3 million of merger, branch consolidation, and COVID-19 related expenses) totaled $57.0 million for the fourth quarter of 2022, as compared to $59.4 million for the third quarter of 2022 and $55.5 million for the fourth quarter of 2021. The $2.4 million decrease from the previous quarter was primarily the result of a $0.9 million adjustment in the present value of future BOLI obligations (which is included in salaries and employee benefits) and a $0.6 million decrease in Pennsylvania state shares tax as the result of tax credits from prior periods.
The core efficiency ratio was 50.00% during the fourth quarter of 2022 as compared to 54.06% in the previous quarter and 57.06% in the fourth quarter of 2021.
For the year ended December 31, 2022, noninterest expense (excluding $1.7 million of merger, branch consolidation and COVID-19 related expenses) totaled $227.9 million, as compared to $213.5 million in the prior year. The $14.4 million increase from the prior year was primarily driven by a $6.5 million increase in salaries and benefits, a $1.5 million increase in data processing expense and a $1.5 million increase in occupancy expense.
The core efficiency ratio was 54.59% for the year ended December 31, 2022 as compared to 54.69% in the previous year.
Full time equivalent staff was 1,424 at December 31, 2022, 1,422 at September 30, 2022, and 1,426 at December 31, 2021.
Dividends and Capital
First Commonwealth Financial Corporation declared a common stock quarterly dividend of $0.12 per share, which represents a 4.3% increase from the fourth quarter of 2021. The cash dividend is payable on February 17, 2023 to shareholders of record as of February 3, 2023. This dividend represents a 3.4% projected annual yield utilizing the January 23, 2023 closing market price of 14.06.
First Commonwealth’s capital ratios for Total, Tier I, Leverage and Common Equity Tier I at December 31, 2022 were 14.4%, 12.0%, 10.2% and 11.1%, respectively. First Commonwealth’s current capital levels exceed the fully phased-in Basel III capital requirements issued by U.S. bank regulators.
Conference Call
First Commonwealth will host a quarterly conference call to discuss its financial results for the fourth quarter and full year 2022 on Wednesday, January 25, 2023 at 2:00 PM (ET). The call can be accessed by dialing (toll free) 1-888-330-3181 conference ID # 4651379 or through the company’s web page, http://www.fcbanking.com/InvestorRelations. A replay of the call will be available approximately one hour following the conclusion of the conference by dialing 1-800-770-2030 and entering the conference ID # 4651379. A link to the webcast replay will also be accessible on the company’s webpage for 30 days.
About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation (NYSE: FCF), headquartered in Indiana, Pennsylvania, is a financial services Company with 119 community banking offices in 26 counties throughout western and central Pennsylvania and throughout Ohio, as well as business banking operations in Pittsburgh, Pennsylvania, and Canton, Cleveland,

Columbus and Cincinnati, Ohio. The Company also operates mortgage offices in Wexford, Pennsylvania, as well as Hudson, and Lewis Center, Ohio. First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, equipment finance, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First Commonwealth Insurance Agency. For more information about First Commonwealth or to open an account today, please visit www.fcbanking.com.
Forward-Looking Statements
Certain statements contained in this release that are not historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the Securities and Exchange Commission, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute “forward-looking statements” as well. These statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate” or words of similar meaning. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including uncertainties regarding the impact of the COVID-19 pandemic, and could be affected by many factors, including, but not limited to: (1) the effects of the COVID-19 pandemic on First Commonwealth and its customers; (2) volatility and disruption in national and international financial markets; (3) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; (4) inflation, interest rate, commodity price, securities market and monetary fluctuations; (5) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which First Commonwealth or its customers must comply; (6) the soundness of other financial institutions; (7) political instability; (8) impairment of First Commonwealth’s goodwill or other intangible assets; (9) acts of God or of war or terrorism; (10) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (11) changes in consumer spending, borrowings and savings habits; (12) changes in the financial performance and/or condition of First Commonwealth’s borrowers; (13) technological changes; (14) acquisitions and integration of acquired businesses; (15) First Commonwealth’s ability to attract and retain qualified employees; (16) changes in the competitive environment in First Commonwealth’s markets and among banking organizations and other financial service providers; (17) the ability to increase market share and control expenses; (18) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (19) the reliability of First Commonwealth’s vendors, internal control systems or information systems; (20) the costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals; and (21) other risks and uncertainties described in this report and in the other reports that we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. Further, statements about the potential effects of the COVID-19 pandemic on our business, financial condition, liquidity and results of operations may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, clients, third parties and us.
In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Relations:

Jonathan E. Longwill
Vice President / Communications and Media Relations
Phone: 724-463-6806
E-mail: JLongwill@fcbanking.com

Investor Relations:
Ryan M. Thomas
Vice President / Finance and Investor Relations
Phone: 724-463-1690
E-mail: RThomas1@fcbanking.com

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
SUMMARY RESULTS OF OPERATIONS
Net interest income	$88,027	$82,360	$70,254	$312,221	$278,541
Provision for credit losses	9,120	5,923	(2,729)	21,106	(1,376)
Noninterest income	24,309	25,914	26,071	98,708	106,757
Noninterest expense	58,334	59,901	55,428	229,638	213,857
Net income	35,733	33,968	34,776	128,181	138,257
Core net income (5)	36,750	34,353	34,753	129,561	138,518
Earnings per common share (diluted)	$0.38	$0.36	$0.37	$1.37	$1.44
Core earnings per common share (diluted) (6)	$0.39	$0.37	$0.37	$1.38	$1.45
KEY FINANCIAL RATIOS
Return on average assets	1.47%	1.41%	1.45%	1.34%	1.47%
Core return on average assets (7)	1.51%	1.43%	1.45%	1.35%	1.47%
Return on average assets, pre-provision, pre-tax	2.22%	2.01%	1.71%	1.89%	1.82%
Core return on average assets, pre-provision, pre-tax	2.28%	2.03%	1.71%	1.91%	1.83%
Return on average shareholders' equity	13.61%	12.67%	12.36%	11.99%	12.55%
Return on average tangible common equity (8)	19.77%	18.28%	17.56%	17.30%	17.95%
Core return on average tangible common equity (9)	20.32%	18.48%	17.55%	17.49%	17.98%
Core efficiency ratio (2)(10)	50.00%	54.06%	57.06%	54.59%	54.69%
Net interest margin (FTE) (1)	3.99%	3.76%	3.23%	3.58%	3.26%

Book value per common share	$11.27	$10.95	$11.77
Tangible book value per common share (11)	7.92	7.60	8.43
Market value per common share	13.97	12.84	16.09
Cash dividends declared per common share	0.120	0.120	0.115	0.475	0.455
ASSET QUALITY RATIOS
Nonperforming loans as a percent of end-of-period loans and leases(3)	0.46%	0.48%	0.80%
Nonperforming loans as a percent of end-of-period loans and leases, excluding PPP loans (3)	0.46%	0.49%	0.81%
Nonperforming assets as a percent of total assets (3)	0.37%	0.38%	0.59%
Nonperforming assets as a percent of total assets, excluding PPP loans (3)	0.37%	0.38%	0.59%
Net charge-offs as a percent of average loans and leases (annualized) (4)	0.11%	0.13%	(0.06)%
Net charge-offs as a percent of average loans and leases, excluding PPP loans (annualized) (4)	0.11%	0.13%	(0.06)%
Allowance for credit losses as a percent of nonperforming loans (4)	289.98%	269.23%	167.67%
Allowance for credit losses as a percent of end-of-period loans and leases (4)	1.35%	1.31%	1.35%
Allowance for credit losses as a percent of end-of-period loans and leases, excluding PPP loans (4)	1.35%	1.31%	1.37%
CAPITAL RATIOS
Shareholders' equity as a percent of total assets	10.7%	10.7%	11.6%
Tangible common equity as a percent of tangible assets (12)	7.8%	7.7%	8.6%
Tangible common equity as a percent of tangible assets, excluding PPP loans (12)	7.8%	7.7%	8.7%
Leverage Ratio	10.2%	10.1%	9.7%
Risk Based Capital - Tier I	12.0%	12.1%	12.2%
Risk Based Capital - Total	14.4%	14.5%	14.6%
Common Equity - Tier I	11.1%	11.2%	11.3%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
INCOME STATEMENT
Interest income	$96,281	$85,700	$73,530	$329,953	$293,838
Interest expense	8,254	3,340	3,276	17,732	15,297
Net Interest Income	88,027	82,360	70,254	312,221	278,541
Provision for credit losses	9,120	5,923	(2,729)	21,106	(1,376)
Net Interest Income after Provision for Credit Losses	78,907	76,437	72,983	291,115	279,917
Net securities gains	—	—	—	2	16
Trust income	2,455	2,777	2,771	10,518	11,111
Service charges on deposit accounts	4,946	5,194	4,857	19,641	17,984
Insurance and retail brokerage commissions	2,051	2,048	2,134	8,857	8,502
Income from bank owned life insurance	1,149	1,419	1,487	5,459	6,433
Gain on sale of mortgage loans	948	1,485	1,940	5,276	13,555
Gain on sale of other loans and assets	1,525	1,093	1,849	6,036	8,130
Card-related interchange income	6,996	6,980	7,069	27,603	27,954
Derivative mark-to-market	(27)	6	973	368	2,344
Swap fee income	752	2,326	828	4,685	2,543
Other income	3,514	2,586	2,163	10,263	8,185
Total Noninterest Income	24,309	25,914	26,071	98,708	106,757
Salaries and employee benefits	31,664	32,486	31,422	126,031	119,506
Net occupancy	4,451	4,629	3,972	18,037	16,586
Furniture and equipment	3,990	4,005	3,776	15,582	15,642
Data processing	3,543	3,721	2,933	13,922	12,373
Pennsylvania shares tax	960	1,569	1,257	4,447	4,604
Advertising and promotion	1,093	1,278	1,154	5,031	4,983
Intangible amortization	726	746	900	3,196	3,497
Other professional fees and services	1,272	1,204	1,351	4,894	4,501
FDIC insurance	675	796	565	2,871	2,529
Litigation and operational losses	847	758	700	2,834	2,324
Loss on sale or write-down of assets	128	54	80	343	303
Merger and acquisition	1,254	448	—	1,702	—
COVID-19 related	33	39	92	151	449
Branch consolidation	—	—	(121)	(104)	(103)
Other operating expenses	7,698	8,168	7,347	30,701	26,663
Total Noninterest Expense	58,334	59,901	55,428	229,638	213,857
Income before Income Taxes	44,882	42,450	43,626	160,185	172,817
Income tax provision	9,149	8,482	8,850	32,004	34,560
Net Income	$35,733	$33,968	$34,776	$128,181	$138,257

Shares Outstanding at End of Period	93,376,314	93,377,064	94,233,152	93,376,314	94,233,152
Average Shares Outstanding Assuming Dilution	93,489,398	93,450,259	95,020,353	93,887,447	95,840,285

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	December 31,	September 30,	December 31,
	2022	2022	2021
BALANCE SHEET (Period End)
Assets
Cash and due from banks	$124,254	$106,153	$84,738
Interest-bearing bank deposits	29,990	74,619	310,634
Securities available for sale, at fair value	789,075	802,871	1,054,218
Securities held to maturity, at amortized cost	461,162	474,790	541,311
Loans held for sale	11,869	13,811	18,583

Loans and leases	7,642,143	7,348,917	6,839,230
Allowance for credit losses	(102,906)	(96,093)	(92,522)
Net loans and leases	7,539,237	7,252,824	6,746,708

Goodwill and other intangibles	312,533	312,950	314,516
Other assets	537,546	540,612	474,385
Total Assets	$9,805,666	$9,578,630	$9,545,093

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$2,670,508	$2,782,654	$2,658,782

Interest-bearing demand deposits	357,769	354,310	291,476
Savings deposits	4,572,183	4,608,762	4,647,197
Time deposits	405,009	331,923	385,043
Total interest-bearing deposits	5,334,961	5,294,995	5,323,716

Total deposits	8,005,469	8,077,649	7,982,498

Short-term borrowings	372,694	97,932	138,315
Long-term borrowings	181,224	181,489	182,269
Total borrowings	553,918	279,421	320,584

Other liabilities	194,205	198,985	132,639
Shareholders' equity	1,052,074	1,022,575	1,109,372
Total Liabilities and Shareholders' Equity	$9,805,666	$9,578,630	$9,545,093

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended						For the Years Ended
	December 31,	Yield/	September 30,	Yield/	December 31,	Yield/	December 31,	Yield/	December 31,	Yield/
	2022	Rate	2022	Rate	2021	Rate	2022	Rate	2021	Rate
NET INTEREST MARGIN

Assets
Loans and leases, excluding PPP loans (FTE)(1)(3)	$7,486,822	4.76%	$7,254,594	4.30%	$6,680,346	3.73%	$7,151,998	4.20%	$6,464,446	3.80%
PPP Loans	4,530	2.89%	7,196	14.61%	111,544	14.44%	20,626	12.91%	312,746	7.41%
Securities and interest-bearing bank deposits (FTE) (1)	1,286,561	2.08%	1,446,315	1.92%	1,878,755	1.46%	1,567,266	1.78%	1,809,417	1.46%
Total Interest-Earning Assets (FTE) (1)	8,777,913	4.36%	8,708,105	3.92%	8,670,645	3.38%	8,739,890	3.79%	8,586,609	3.43%
Noninterest-earning assets	863,049		825,989		815,872		835,343		807,455
Total Assets	$9,640,962		$9,534,094		$9,486,517		$9,575,233		$9,394,064

Liabilities and Shareholders' Equity
Interest-bearing demand and savings deposits	$4,884,236	0.29%	$4,952,279	0.07%	$4,882,318	0.06%	$4,970,835	0.11%	$4,812,004	0.07%
Time deposits	345,749	0.57%	336,346	0.24%	395,444	0.31%	352,622	0.34%	449,452	0.49%
Short-term borrowings	264,987	2.86%	102,073	0.19%	126,695	0.07%	144,834	1.38%	119,801	0.08%
Long-term borrowings	181,333	4.96%	181,596	4.94%	182,371	4.91%	181,724	4.96%	200,961	4.70%
Total Interest-Bearing Liabilities	5,676,305	0.58%	5,572,294	0.24%	5,586,828	0.23%	5,650,015	0.31%	5,582,218	0.27%
Noninterest-bearing deposits	2,729,716		2,746,258		2,652,812		2,708,580		2,580,460
Other liabilities	193,685		152,208		130,373		147,871		130,007
Shareholders' equity	1,041,256		1,063,334		1,116,504		1,068,767		1,101,379
Total Noninterest-Bearing Funding Sources	3,964,657		3,961,800		3,899,689		3,925,218		3,811,846
Total Liabilities and Shareholders' Equity	$9,640,962		$9,534,094		$9,486,517		$9,575,233		$9,394,064

Net Interest Margin (FTE) (annualized)(1)		3.99%		3.76%		3.23%		3.58%		3.26%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)
	December 31,	September 30,	December 31,
	2022	2022	2021
Loan and Lease Portfolio Detail
Commercial Loan and Lease Portfolio:
Commercial, financial, agricultural and other	$1,127,778	$1,120,499	$1,102,154
Paycheck Protection Program	4,254	4,930	71,298
Commercial real estate	2,425,012	2,393,276	2,251,097
Equipment Finance loans and leases	79,674	43,777	—
Real estate construction	395,439	326,539	382,764
Total Commercial	4,032,157	3,889,021	3,807,313

Consumer Loan Portfolio:
Closed-end mortgages	1,682,092	1,631,655	1,368,816
Home equity lines of credit	512,577	522,249	551,434
Real estate construction	117,662	96,151	111,692
Total Real Estate - Consumer	2,312,331	2,250,055	2,031,942

Auto & RV loans	1,210,451	1,120,838	901,280
Direct installment	31,938	33,528	40,937
Personal lines of credit	51,514	51,514	52,809
Student loans	3,752	3,961	4,949
Total Other Consumer	1,297,655	1,209,841	999,975
Total Consumer Portfolio	3,609,986	3,459,896	3,031,917
Total Portfolio Loans and Leases	7,642,143	7,348,917	6,839,230
Loans held for sale	11,869	13,811	18,583
Total Loans and Leases	$7,654,012	$7,362,728	$6,857,813

	December 31,	September 30,	December 31,
	2022	2022	2021
ASSET QUALITY DETAIL
Nonperforming Loans:
Loans on nonaccrual basis	$20,193	$20,495	$34,926
Loans held for sale on a nonaccrual basis	—	—	—
Troubled debt restructured loans on nonaccrual basis	8,852	8,981	13,134
Troubled debt restructured loans on accrual basis	6,442	6,216	7,120
Total Nonperforming Loans	$35,487	$35,692	$55,180
Other real estate owned ("OREO")	534	322	642
Repossessions ("Repos")	454	600	397
Total Nonperforming Assets	$36,475	$36,614	$56,219
Loans past due in excess of 90 days and still accruing	1,991	1,548	1,606
Classified loans	44,447	45,656	77,563
Criticized loans	132,863	139,258	198,126

Nonperforming assets as a percentage of total loans and leases, plus OREO and Repos (4)	0.48%	0.50%	0.82%
Allowance for credit losses	$102,906	$96,093	$92,522

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Net Charge-offs (Recoveries):
Commercial, financial, agricultural and other	$444	$698	$(1,633)	$1,967	$4,590
Real estate construction	—	(9)	(11)	(9)	(146)
Commercial real estate	182	1,003	(5)	1,718	1,524
Residential real estate	32	36	20	152	(159)
Loans to individuals	1,356	733	565	3,309	2,601
Net Charge-offs	$2,014	$2,461	$(1,064)	$7,137	$8,410

Net charge-offs as a percentage of average loans outstanding (annualized) (4)	0.11%	0.13%	(0.06)%	0.10%	0.12%
Net charge-offs as a percentage of average loans outstanding, excluding PPP loans (annualized) (4)	0.11%	0.13%	(0.06)%	0.10%	0.13%
Provision for credit losses as a percentage of net charge-offs	452.83%	240.67%	256.48%	295.73%	(16.36)%
Provision for credit losses	$9,120	$5,923	$(2,729)	$21,106	$(1,376)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES
Note: Management believes that it is standard practice in the banking industry to present these non-GAAP measures. These measures provide useful information to management and investors by allowing them to make peer comparisons.

(1) Net interest income has been computed on a fully taxable equivalent basis ("FTE") using the federal income tax statutory rate of 21%.
(2) Core efficiency ratio excludes from total revenue the impact of derivative mark-to-market and excludes from "total noninterest expense" the amortization of intangibles, unfunded commitment expense and any other unusual items deemed by management to not be related to normal operations, such as merger, acquisition and severance costs.

(3) Includes held for sale loans.
(4) Excludes held for sale loans.
	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021

Interest income	$96,281	$85,700	$73,530	$329,953	$293,838
Adjustment to fully taxable equivalent basis (1)	290	261	266	1,049	1,100
Interest income adjusted to fully taxable equivalent basis (non-GAAP)	96,571	85,961	73,796	331,002	294,938
Interest expense	8,254	3,340	3,276	17,732	15,297
Net interest income, (FTE) (1)	$88,317	$82,621	$70,520	$313,270	$279,641

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021

Net Income	$35,733	$33,968	$34,776	$128,181	$138,257
Intangible amortization	726	746	900	3,196	3,497
Tax benefit of amortization of intangibles	(152)	(157)	(189)	(671)	(734)
Net Income, adjusted for tax affected amortization of intangibles	$36,307	$34,557	$35,487	$130,706	$141,020

Average Tangible Equity:
Total shareholders' equity	$1,041,256	$1,063,334	$1,116,504	$1,068,767	$1,101,379
Less: intangible assets	312,634	313,336	314,860	313,451	315,589
Tangible Equity	728,622	749,998	801,644	755,316	785,790
Less: preferred stock	—	—	—	—	—
Tangible Common Equity	$728,622	$749,998	$801,644	$755,316	$785,790

(8)Return on Average Tangible Common Equity	19.77%	18.28%	17.56%	17.30%	17.95%

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021

Core Net Income:
Total Net Income	$35,733	$33,968	$34,776	$128,181	$138,257
Net securities gains	—	—	—	(2)	(16)
Tax benefit of net securities gains	—	—	—	—	3
Merger & acquisition related expenses	1,254	448	—	1,702	—
Tax benefit of merger & acquisition related expenses	(263)	(94)	—	(357)	—
COVID-19 related	33	39	92	151	449
Tax benefit of COVID 19 related	(7)	(8)	(19)	(32)	(94)
Branch consolidation related	—	—	(121)	(104)	(103)
Tax benefit of bank consolidation related expenses	—	—	25	22	22
(5) Core net income	$36,750	$34,353	$34,753	$129,561	$138,518
Average Shares Outstanding Assuming Dilution	93,489,398	93,450,259	95,020,353	93,887,447	95,840,285
(6) Core Earnings per common share (diluted)	$0.39	$0.37	$0.37	$1.38	$1.45

Intangible amortization	726	746	900	3,196	3,497
Tax benefit of amortization of intangibles	(152)	(157)	(189)	(671)	(734)
Core Net Income, adjusted for tax affected amortization of intangibles	$37,324	$34,942	$35,464	$132,086	$141,281

(9) Core Return on Average Tangible Common Equity	20.32%	18.48%	17.55%	17.49%	17.98%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Core Return on Average Assets:
Total Net Income	$35,733	$33,968	$34,776	$128,181	$138,257
Total Average Assets	9,640,962	9,534,094	9,486,517	9,575,233	9,394,064
Return on Average Assets	1.47%	1.41%	1.45%	1.34%	1.47%

Core Net Income (5)	$36,750	$34,353	$34,753	$129,561	$138,518
Total Average Assets	9,640,962	9,534,094	9,486,517	9,575,233	9,394,064
(7) Core Return on Average Assets	1.51%	1.43%	1.45%	1.35%	1.47%

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Core Efficiency Ratio:
Total Noninterest Expense	$58,334	$59,901	$55,428	$229,638	$213,857
Adjustments to Noninterest Expense:
Intangible amortization	726	746	900	3,196	3,497
Merger and acquisition related	1,254	448	—	1,702	—
COVID-19 related	33	39	92	151	449
Branch consolidation related	—	—	(121)	(104)	(103)
Noninterest Expense - Core	$56,321	$58,668	$54,557	$224,693	$210,014

Net interest income, (FTE)	$88,317	$82,621	$70,520	$313,270	$279,641
Total noninterest income	24,309	25,914	26,071	98,708	106,757
Net securities gains	—	—	—	(2)	(16)
Total Revenue	112,626	108,535	96,591	411,976	386,382

Adjustments to Revenue:
Derivative mark-to-market	(27)	6	973	368	2,344
Total Revenue - Core	$112,653	$108,529	$95,618	$411,608	$384,038

(10)Core Efficiency Ratio	50.00%	54.06%	57.06%	54.59%	54.69%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	December 31,	September 30,	December 31,
	2022	2022	2021
Tangible Equity:
Total shareholders' equity	$1,052,074	$1,022,575	$1,109,372
Less: intangible assets	312,533	312,950	314,516
Tangible Equity	739,541	709,625	794,856
Less: preferred stock	—	—	—
Tangible Common Equity	$739,541	$709,625	$794,856

Tangible Assets:
Total assets	$9,805,666	$9,578,630	$9,545,093
Less: intangible assets	312,533	312,950	314,516
Tangible Assets	$9,493,133	$9,265,680	$9,230,577
Less: PPP loans	4,254	4,930	71,298
Tangible Assets, excluding PPP loans	$9,488,879	$9,260,750	$9,159,279

(12)Tangible Common Equity as a percentage of Tangible Assets	7.79%	7.66%	8.61%
(12)Tangible Common Equity as a percentage of Tangible Assets, excluding PPP loans	7.79%	7.66%	8.68%

Shares Outstanding at End of Period	93,376,314	93,377,064	94,233,152
(11)Tangible Book Value Per Common Share	$7.92	$7.60	$8.43

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Pre-tax pre-provision income:
Net interest income	$88,027	$82,360	$70,254	$312,221	$278,541
Noninterest income	24,309	25,914	26,071	98,708	106,757
Noninterest expense	58,334	59,901	55,428	229,638	213,857
Pre-tax pre-provision income	$54,002	$48,373	$40,897	$181,291	$171,441

Net securities gains	$—	$—	$—	$(2)	$(16)
Merger and acquisition related expenses	1,254	448	0	1,702	0
COVID-19 related	33	39	92	151	449
Branch consolidation	—	—	(121)	(104)	(103)
Core pre-tax pre-provision income	$55,289	$48,860	$40,868	$183,038	$171,771

Net charge-offs	$2,014	$2,461	$(1,064)	$7,137	$8,410

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Core Net Interest Margin:
Net Interest Income (FTE)	$88,317	$82,621	$70,520	$313,270	$279,641
Less: Income from PPP Loans	33	265	4,059	2,663	23,184
Less: Income from Excess Cash	302	538	100	1,660	390
Core Net Interest Income (FTE)	$87,982	$81,818	$66,361	$308,947	$256,067

Average Interest-Earning Assets	$8,777,913	$8,708,105	$8,670,645	$8,739,890	$8,586,609
Less: PPP Loans	4,530	7,196	111,544	20,626	312,746
Less: Excess Cash	27,091	99,707	241,426	181,568	309,626
Core Average Interest-Earning Assets	$8,746,292	$8,601,202	$8,317,675	$8,537,696	$7,964,237

Core Net Interest Margin (Non-GAAP)	3.99%	3.77%	3.17%	3.62%	3.22%